UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2015

IMAGE CHAIN GROUP LIMITED, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1598924	46-4333787
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat/RM C, 15/F, Full Win Commercial Centre,
573 Nathan Road, Kowloon, Hong Kong, China

(Address of principal executive offices)

(416) 720-7818

(Registrant's telephone number, including area code)

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.
(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year.

Have Gun Will Travel Entertainment, Inc. (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to change its name to Image Chain Group Limited, Inc. and to increase the authorized shares of common stock from 70,000,000 to 400,000,000 (the “Amendments”). The name change was undertaken in order to more closely align with the operations of the Company’s wholly-owned subsidiary, Fortune Delight Holdings Group Ltd. The increase in authorized shares was undertaken to allow the Company to utilize the newly available shares to raise capital. The board of directors of the Company approved the Amendments on May 8, 2015. The shareholders of the Company approved of the Amendments by written consent on May 8, 2015. The Amendments became effective on June 11, 2015.

ITEM 8.01 Other Events.

Along with the aforementioned name change, FINRA approved change in the Company’s symbol from “HGTW” to “ICGL” on June 11, 2015.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1

Certificate of Amendment, changing the name of the Company from Have Gun Will Travel Entertainment, Inc. to Image Chain Group Limited, Inc. and increasing the authorized shares of common stock of the Company from 70,000,000 to 400,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE CHAIN GROUP LIMITED, INC.

Date: June 12, 2015	By:	/s/ Wilkie Wu Yu Gu
	Name:	Wilkie Wu Yu Gu
	Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

3.1

Certificate of Amendment, changing the name of the Company from Have Gun Will Travel Entertainment, Inc. to Image Chain Group Limited, Inc. and increasing the authorized shares of common stock of the Company from 70,000,000 to 400,000,000.

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